EXHIBIT 10.9

I/OMagic Corporation 2001 Incentive and Nonstatutory Stock Option Plan

Dated

September 29, 2001

I/OMagic Corporation

2001 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

1.             Purpose

This Incentive and Nonstatutory Stock Option Plan (the “Plan”) is intended to further the growth and financial success of I/OMagic Corporation, a Nevada corporation (the “Corporation”) by providing additional incentives to selected employees, directors, and consultants to the Corporation or parent corporation or subsidiary corporation of the Corporation as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) (such parent corporations and subsidiary corporations hereinafter collectively referred to as “Affiliates”) so that such employees and consultants may acquire or increase their proprietary interest in the Corporation.  Stock options granted under the Plan (hereinafter “Options”) may be either “Incentive Stock Options,” as defined in Section 422A of the Code and any regulations promulgated under said Section, or “Nonstatutory Options” at the discretion of the Board of Directors of the Corporation (the “Board”) and as reflected in the respective written stock option agreements granted pursuant hereto.

2.             Administration

The Plan shall be administered by the Board of Directors of the Corporation; provided however, that the Board may delegate such administration to a committee of not fewer than three (3) members (the “Committee”), at least two (2) of whom are members of the Board and all of whom are disinterested administrators, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”); and provided further, that the foregoing requirement for disinterested administrators shall not apply prior to the date of the first registration of any of the securities of the Corporation under the Securities Act of 1933, as amended.

Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422A of the Code or Nonstatutory Options; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options and the number of shares to be covered thereby and the term thereof; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions, and inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to optionholders without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan’s administration.  The interpretation and construction by the Board of any provisions of the Plan or of any Option it shall be conclusive and final.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

3.                                       Eligibility

The persons who shall be eligible to receive Options shall be employees, directors, or consultants of the Corporation or any of its Affiliates (“Optionees”).  The term consultant shall mean any person who is engaged by the Corporation to render services and is compensated for such services, and any director of the Corporation whether or not compensated for such services; provided that, if the Corporation registers any of its securities pursuant to the Securities Act of 1933, as amended (the “Act”), the term consultant shall thereafter not include directors who are not compensated for their services or are paid only a director fee by the Corporation.

(a)           Incentive Stock Options.  Incentive Stock Options may only be issued to employees of the

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Corporation or its Affiliates.  Incentive Stock Options may be granted to officers, whether or not they are directors, but a director shall not be granted an Incentive Stock Option unless such director is also an employee of the Corporation.  Payment of a director fee shall not be sufficient to constitute employment by the Corporation.  Any grant of option to an officer or director of the Corporation subsequent to the first registration of any of the securities of the Corporation under the Act shall comply with the requirements of Rule 16b-3.  An optionee may hold more than one Option.

The Corporation shall not grant an Incentive Stock Option under the Plan to any employee if such grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all options granted to such employee under the Plan or any other stock option plan maintained by the Corporation or any Affiliate, with respect to shares of stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of one hundred thousand dollars ($100,000).  Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option.  If, for any reason, an entire option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such option shall be considered a Nonstatutory Option.

(b)           Nonstatutory Option.  The provisions of the foregoing Section 3(a) shall not apply to any option designated as a “Nonstatutory Stock Option Agreement” or which sets forth the intention of the parties that the option be a Nonstatutory Option.

4.                                       Stock

The stock subject to Options shall be the shares of the Corporation’s authorized but unissued or reacquired Common Stock (the “Stock”).

(a)           Number of Shares.  Subject to adjustment as provided in Paragraph 5(h) of this Plan, the total number of shares of Stock which may be purchased through exercise of Options granted under this Plan shall not exceed three million five hundred thousand (3,500,000) shares.  If any Option shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option had been granted with respect to such shares.

(b)           Reservation of Shares.  The Corporation shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan.  If, after reasonable efforts, which efforts shall not include the registration of the Plan or Options under the Act, the Corporation is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Corporation for the lawful issuance of shares hereunder, the Corporation shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5.             Terms and Conditions of Options

Options granted hereunder shall be evidenced by agreements between the Corporation and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve.  Such agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)           Number of Shares:  Each Option shall state the number of shares to which it pertains.

(b)           Option Price:  Each Option shall state the Option Price, which shall be determined as follows:

(i)            Any Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of value of all classes of stock of the Corporation, or of any Affiliate, (“Ten Percent Holder”) shall have an Option Price of no less than $1.10 per share; and

(ii)           Incentive Stock Options granted to a person who at the time the Option is granted is

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not a Ten Percent Holder shall have an Option price of no less than $1.00 per share

(iii)          Nonstatutory Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option Price determined by the Board as of the date of grant.

(c)           Medium and Time of Payment:  To the extent permissible by applicable law, the Option price shall be paid, at the discretion of the Board, at either the time of grant or the time of exercise of the Option (i) in cash or by check, (ii) by delivery of other common stock of the Corporation, provided such tendered stock was not acquired directly or indirectly from the Corporation, or, if acquired from the Corporation, has been held by the Optionee for more than six (6) months, (iii) by the Optionee’s promissory note in a form satisfactory to the Corporation and bearing interest at a rate determined by the Board, in its sole discretion, but in no event less than 6% per annum, or (iv) such other form of legal consideration permitted by State law as may be acceptable to the Board.

(d)           Term and Exercise of Options:  Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually.  No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein.  In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted.  Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective option agreements may provide.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein.  To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the option agreement, whether or not other installments are then exercisable.

Each Option granted hereunder shall not be exercisable, unless and until the Corporation lists upon a national stock exchange.

(e)           Termination of Status as Employee, Director, or Consultant:  If Optionee’s status as an employee, director, or consultant shall terminate for any reason other than Optionee’s death, then the Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right to exercise any vested Options, in whole or in part, at any time within thirty (30) days after such termination (or in the event Optionee’s termination was caused by permanent disability (within the meaning of Section 22(e)(3) of the Code) this 30-day period shall be extended to six (6) months) or the remaining term of the Option, whichever is the lesser; provided, however, that with respect to Nonstatutory Options, the Board may specify such longer period, not to exceed six (6) months, for exercise following termination as the Board deems reasonable and appropriate.  The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment.  Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Corporation to terminate the employee of an Optionee with or without cause.

(f)            Death of Optionee: If an Optionee dies while employed or engaged as a director or consultant by the Corporation or an Affiliate, the portion of such Optionee’s Option or Options which were exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option or Options, at any time within the remaining term of the Option, but only to the extent, that Optionee could have exercised the Option as of the date of Optionee’s death; provided, in any case, that the Option may be so exercised only to the extent that the Option has not previously been exercised by Optionee.

(g)           Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(h)           Recapitalization:  Subject to any required action by the stockholders, the number of shares of common stock covered by each outstanding Option, and the price per share thereof set forth in each such Option, shall be

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proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

Subject to any required action by the stockholders, if the Corporation shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of common stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.  A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving entity shall cause each outstanding Option to terminate on the effective date of such dissolution, liquidation, merger or consolidation.  In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, but shall not be obligated to do so, the right for a period commencing thirty (30) days prior to and ending immediately prior to such dissolution, liquidation, merger or consolidation or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options, without regard to the installment provisions of Paragraph 5(d) of this Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to substitute on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such dissolution, liquidation, merger or consolidation.

In the event of a change in the common stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the common stock within the meaning of this Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided in this Paragraph 5(h), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of common stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(i)            Rights as a Stockholder:  An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to Optionee for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Paragraph 5(h) hereof.

(j)            Modification, Acceleration, Extension, and Renewal of Options:  Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422A of the Code and state law.

Notwithstanding the foregoing provisions of this Paragraph 5(j), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(k)           Investment Intent:  Unless and until the issuance and sale of the shares subject to the Plan are registered under the Act, each Option under the Plan shall provide that the purchases of stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof.  Further, unless the

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issuance and sale of the stock have been registered under the Act, each Option shall provide that no shares shall be purchased upon the exercise of such Option unless and until (i) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Corporation and its counsel, and (ii) if requested to do so by the Corporation, the person exercising the Option shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Corporation a letter of investment intent, all in such form and substance as the Corporation may require.  If shares are issued upon exercise of an Option without registration under the Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such Options.

(l)            Exercise Before Exercise Date:  At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof.  Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Corporation upon termination of Optionee’s employment as contemplated by Paragraphs 5(e), 5(f) and 5(g) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(m)          Other Provisions:  The Option agreements authorized under this Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable.  Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Corporation, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Act, the Securities Exchange Act of 1934, the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Corporation are listed.

6.             Availability of Information

During the term of the Plan and any additional period during which an Option granted pursuant to the Plan shall be exercisable, the Corporation shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Corporation as is required by the bylaws of the Corporation and applicable law to be furnished in an annual report to the stockholders of the Corporation.

7.             Effectiveness of Plan; Expiration

Subject to approval by the stockholders of the Corporation, this Plan shall be deemed effective as of the date it is adopted by the Board.  The Plan shall expire on December 31, 2001, but such expiration shall not affect the validity of outstanding Options.

8.             Amendment and Termination of the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders of the Corporation, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Options may be granted, (iii) materially increase the benefits to Optionees, or (iv) change the class of persons eligible to receive Options under this Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option outstanding as of the date thereof without the written consent of the Optionee thereunder.  No Option may be granted while the Plan is suspended or after it is terminated, but the rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

9.             Indemnification of Board

In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any

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claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of  his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Corporation, in writing, the opportunity, at its own expense, to handle and defend the same.

10.           Application of Funds

The proceeds received by the Corporation from the sale of common stock pursuant to the exercise of Options will be used for general corporate purposes.

11.           No Obligation to Exercise Option

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12.           Notices

All notice, requests, demand, and other communications pursuant this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day following the mailing thereof to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid.

13.           Financial Statements

Optionees under this Plan shall receive financial statements annually regarding the Corporation during the period the options are outstanding.  The financial statements provided need not comply with Title 10, Section 260.613 of the Nevada Code of Regulations.

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* * * * *

The foregoing Incentive and Nonstatutory Stock Option Plan was duly adopted and approved by the Board of Directors on September 29, 2001.

/s/ Tony Shahbaz
Tony Shahbaz, Secretary

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NUMBER

I/OMagic Corporation

NONSTATUTORY STOCK OPTION AGREEMENT

This NONSTATUTORY STOCK OPTION AGREEMENT is made and entered into as of this        day of                     , 2001, by and between I/OMagic Corporation, a Nevada corporation (“Company”), and                                             (referred to herein as the “Optionee”), with reference to the following recitals of facts:

WHEREAS, the Board has authorized the granting to Optionee of a nonstatutory stock option (“Option”) to purchase shares of common stock of the Company (the “Shares”) upon the terms and conditions hereinafter stated; and

WHEREAS, the Board and stockholders of the Company have heretofore adopted a 2001 Incentive and Nonstatutory Stock Option Plan (the “Plan”), pursuant to which this Option is being granted;

WHEREAS, it is the intention of the parties that this Option be a Nonstatutory Stock Option;

NOW, THEREFORE, in consideration of the covenants herein set forth, the parties hereto agree as follows:

1.             Shares; Price.  The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated,              Shares for cash (or other consideration acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price of $        per Share, such price being determined in accordance with the Plan.

2.             Term of Option; Continuation of Employment.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, ten (10) years from the date hereof.  This Option shall earlier terminate subject to Paragraphs 5 and 6 hereof if, and as of the date, Optionee ceases to be an employee, director, or consultant of the Company.  Nothing contained herein shall be construed to interfere in any way with the right of the Company to terminate the employment or engagement, as applicable, of Optionee or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

3.             Vesting of Option.  Subject to the provisions of Paragraphs 5 and 6 hereof, this Option shall vest and become exercisable during the term of Optionee’s employment or engagement in whole or in part beginning on the date of this Agreement.

4.             Exercise.  This Option shall be exercised by delivery to the Company of (a) a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the purchase price of the Shares covered by the notice, and (c) a written statement as provided for in Paragraph 11 hereof.  This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime.

5.             Termination of Employment or Engagement.  If Optionee shall cease to serve as an employee, director, or consultant of the Company for any reason, whether voluntarily or involuntarily, other than by his or her death or the conclusion of the term of a written consulting agreement, provided such term exceeds one year, Optionee shall have the right at any time within thirty (30) days after date Optionee ceases to be an employee, director, or consultant of the Company, or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the last day of employment or engagement, as applicable, and had not previously been exercised; provided, however, that if Optionee’s termination of employment or engagement was caused by permanent disability disabled (within the meaning of Section 22(e)(3) of the Code), the foregoing thirty (30) day period shall be extended to six (6) months.

Notwithstanding anything herein to the contrary, all rights under this Option shall expire in any event on the date specified in Paragraph 2 hereof.

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6.             Death of Optionee.  If the Optionee shall die while an employee, director, or consultant of the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time during the remaining term of this Option, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

7.             No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to the Shares covered by any installment of this Option until the date of the issuance of a stock certificate to Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Paragraph 8 hereof.

8.             Recapitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by this Option, and the price per Share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, this Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, at its sole and absolute discretion and without obligation, declare that this Option shall terminate as of a date fixed by the Board and grant Optionee the right for a period commencing thirty (30) days prior to and ending immediately prior to such date, or during the remaining term of this Option, whichever occurs sooner, to exercise this Option as to all or any part of the Shares, without regard to the installment provision of Paragraph 3; provided, however, that such exercise shall be subject to the consummation of such dissolution, liquidation, merger, consolidation or sale.

Subject to any required action by the stockholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the vesting provisions of Section 3 shall continue to apply.

In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of all of its authorized Shares without par value into the same number of Shares with a par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of this Agreement.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of share of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

9.             Taxation upon Exercise of Option.  Optionee understands that, upon exercise of this Option, Optionee may recognize income, for federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the exercise price.  The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes.  Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is

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insufficient to satisfy withholding tax liability, the Company may require Optionee to make cash payment to cover such liability as a condition of the exercise of this Option.

10.           Modification, Extension and Renewal of Options.  The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and autho0rize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Plan.  Notwithstanding the foregoing provisions of this Paragraph 10, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

11.           Investment Intent; Restrictions on Transfer.  Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.  The Company, at its option, may include a legend on each certificate representing Shares issued pursuant to any exercise of this Option, stating in effect that such Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the transferability thereof is restricted.  If the Shares represented by this Option are registered under the Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information, and further represents that Optionee has either such experience and knowledge in investment, financial and business matters or has investments similar to the stock of the Company such that Optionee is capable of evaluating the merits and risks thereof and has the capacity to protect his or her own interest in connection therewith.

12.           Registration Rights.

a.             Piggyback Registration Rights.  If the Company at any time proposes to register any of its securities under the Act, including under an S-8 Registration Statement, an SB-2 Registration Statement or otherwise, it will each such time give written notice to all holders of outstanding or exercised options of its intention so to do.  Upon the written request of a holder or holders of any such outstanding or exercised options given within thirty (30) days after receipt of any such notice, the Company will use its best efforts to cause all such outstanding or exercised options, the holders of which shall have so requested registration thereof, to be registered under the Act (with the securities which the Company at the time propose to register), all to the extent requisite to permit the sale or other disposition by the prospective Sellers of the outstanding or exercised options so registered; provided, however, that the Company may, as a condition precedent to its effecting such registration, require each prospective Seller to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such Seller will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company’s offering would be materially adversely affected in the absence of such an agreement.

b.             Procedures.  In connection with the registration of any securities pursuant to Section 12.a. hereof, the Company and the Optionee covenant and agree as follows:

(i)            The Company shall pay all costs, fees, and expenses incurred by the Company and the Optionee in connection with the Registration Statement and the offering thereunder including, without limitation, the Company’s legal fees and expenses of counsel, accounting fees, printing expenses, and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker dealer acting on behalf of the company or the Optionee).

3

(ii)           The Company shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by Optionee, provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(iii)          The Company shall indemnify Optionee and each person, if any, who controls Optionee within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement.

(iv)          The Company shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make “generally available to its security holders” (within the meaning of Rule 158 under the Act) an earnings statement  (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

(v)           The Company shall (A) deliver promptly to Optionee and its counsel, upon request, copies of all correspondence between the Commission and the Company, its counsel, or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement; and (B) permit Optionee and its counsel to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc.  Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Company with the Company’s officers and independent auditors, all to such reasonable extent, at such reasonable times and as often as Optionee and its counsel shall reasonably request.

(vi)          The Company shall cause all securities of Optionee registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company are listed or quoted.

13.           Stand-off Agreement.  Optionee agrees that in connection with any registration of the Company’s securities, that upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, that Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one hundred eighty (180) days following the effective date of registration of such offering.

14.           Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S.  mail, postage prepaid, addressed to Optionee at the address last provided to the Company by Optionee for his or her employee records.

15.           Agreement Subject to Plan; Applicable Law.  This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  A copy of such Plan is available to Optionee, at no charge, at the principal office of the Company.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  This Agreement has been granted, executed and delivered in the State of California, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I/OMagic Corporation

BY: Tony Shahbaz, President	,Optionee

4

Appendix A

NOTICE OF EXERCISE

I/OMagic Corporation

1300 Wakeham

Santa Ana, California 92705

(date)

Re:  Nonstatutory Stock Option

Notice is hereby given pursuant to Section 4 of my Nonstatutory Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price:	$

A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the exercise price.  I agree to report such income in accordance with then applicable law and to cooperate with Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Corporation such additional documents or information as may be required pursuant to the Corporation’s 2001 Incentive and Nonstatutory Stock Option Plan.

(Signature)

(Name of Optionee)

I/OMagic Corporation

Number

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT is made and entered into as of this       day of                , 2001, by and between I/OMagic Corporation, a Nevada corporation (“Company”), and                                (referred to herein as the “Optionee”), with reference to the following recitals of facts:

WHEREAS, the Board has authorized the granting to Optionee of an incentive stock option (“Option”) to purchase shares of common stock of the Company (the “Shares”) upon the terms and conditions hereinafter stated; and

WHEREAS, the Board and stockholders of the Company have heretofore adopted a 2000 Incentive and Nonstatutory Stock Option Plan (the “Plan”), pursuant to which this Option is being granted;

WHEREAS, it is the intention of the parties that this Option be an Incentive Stock Option (a Qualified Stock Option);

NOW, THEREFORE, in consideration of the covenants herein set forth, the parties hereto agree as follows:

1.             Shares; Price.  The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated,         Shares for cash (or other consideration acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price of $     per Share, such price being not less than the fair market value per share of the Shares covered by these Options as of the date hereof and as determined by the Board of Directors of the Company.

2.             Term of Option; Continuation of Employment.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, ten (10) years from the date hereof.  This Option shall earlier terminate subject to Paragraphs 5 and 6 hereof if, and as of the date, Optionee ceases to be an employee of the Company.  Nothing contained herein shall be construed to interfere in any way with the right of the Company to terminate the employment or engagement, as applicable, of Optionee or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

3.             Vesting of Option.  Subject to the provisions of Paragraphs 5 and 6 hereof, this Option shall vest and become exercisable during the term of Optionee’s employment or engagement in whole or in part beginning on the date of this Agreement.

4.             Exercise.  This Option shall be exercised by delivery to the Company of (a) a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the purchase price of the Shares covered by the notice, and (c) a written statement as provided for in Paragraph 11 hereof.  This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime.

5.             Termination of Employment or Engagement.  If Optionee shall cease to serve as an employee of the Company for any reason, whether voluntarily or involuntarily, other than by his or her death or the conclusion of the term of a written consulting agreement, provided such term exceeds one year, Optionee shall have the right at any time within thirty (30) days after date Optionee ceases to be an employee of the Company, or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the last day of employment or engagement, as applicable, and had not previously been exercised; provided, however, that if Optionee’s termination of employment or engagement was caused by permanent disability (within the meaning of Section 22(e)(3) of the Code), the foregoing thirty (30) day period shall be extended to six (6) months; or

Notwithstanding anything herein to the contrary, all rights under this Option shall expire in any event on the date specified in Paragraph 2 hereof.

6.             Death of Optionee.  If the Optionee shall die while an employee of the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time during the remaining term of this Option, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this option has not previously been exercised by Optionee.

7.             No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to the Shares covered by any installment of this Option until the date of the issuance of a stock certificate to Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Paragraph 8 hereof.

8.             Recapitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by this Option, and the price per Share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, this Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, at its sole and absolute discretion and without obligation, declare that this Option shall terminate as of a date fixed by the Board and grant Optionee the right for a period commencing thirty (30) days prior to and ending immediately prior to such date, or during the remaining term of this Option, whichever occurs sooner, to exercise this Option as to all or any part of the Shares, without regard to the installment provision of Paragraph 3; provided, however, that such exercise shall be subject to the consummation of such dissolution, liquidation, merger, consolidation or sale.

Subject to any required action by the stockholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the vesting provisions of Section 3 shall continue to apply.

In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of all of its authorized Shares without par value into the same number of Shares with a par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of this Agreement.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of share of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

9.             Taxation upon Exercise of Option.  Optionee understands that, upon exercise of this Option, Optionee may recognize income, for federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the exercise price.  The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the

2

Company for its income tax purposes.  Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make cash payment to cover such liability as a condition of the exercise of this Option.

10.           Modification, Extension and Renewal of Options.  The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Plan.  Notwithstanding the foregoing provisions of this Paragraph 10, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

11.           Investment Intent; Restrictions on Transfer.  Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.  The Company, at its option, may include a legend on each certificate representing Shares issued pursuant to any exercise of this Option, stating in effect that such Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the transferability thereof is restricted.  If the Shares represented by this Option are registered under the Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

Optionee further represents that optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information, and further represents that Optionee (either such experience and knowledge in investment, financial and business matters in investments similar to the stock of the Company that Optionee is capable of evaluating the merits and risks thereof and has the capacity to protect his or her own interest in connection therewith.

12.           Registration Rights.

a.             Piggyback Registration Rights.  If the Company at any time proposes to register any of its securities under the Act, including under an S-8 Registration Statement, an SB-2 Registration Statement or otherwise, it will each such time give written notice to all holders of outstanding or exercised options of its intention so to do.  Upon the written request of a holder or holders of any such outstanding or exercised options given within thirty (30) days after receipt of any such notice, the Company will use its best efforts to cause all such outstanding or exercised options, the holders of which shall have so requested registration thereof, to be registered under the Act (with the securities which the Company at the time propose to register), all to the extent requisite to permit the sale or other disposition by the prospective Sellers of the outstanding or exercised options so registered; provided, however, that the Company may, as a condition precedent to its effecting such registration, require each prospective Seller to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such Seller will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company’s offering would be materially adversely affected in the absence of such an agreement.

b.             Procedures.  In connection with the registration of any securities pursuant to Section 12.a. hereof, the Company and the Optionee covenant and agree as follows:

(i)            The Company shall pay all costs, fees, and expenses incurred by the Company and the Optionee in connection with the Registration Statement and the offering thereunder including, without limitation, the Company’s legal fees and expenses of counsel, accounting fees, printing expenses, and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker dealer acting on behalf of the company or the Optionee).

3

(ii)           The Company shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by Optionee, provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(iii)          The Company shall indemnify Optionee and each person, if any, who controls Optionee within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement.

(iv)          The Company shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make “generally available to its security holders” (within the meaning of Rule 158 under the Act) an earnings statement  (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

(v)           The Company shall (A) deliver promptly to Optionee and its counsel, upon request, copies of all correspondence between the Commission and the Company, its counsel, or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement; and (B) permit Optionee and its counsel to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc.  Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Company with the Company’s officers and independent auditors, all to such reasonable extent, at such reasonable times and as often as Optionee and its counsel shall reasonably request.

(vi)          The Company shall cause all securities of Optionee registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company are listed or quoted.

13.           Stand-off Agreement.  Optionee agrees that in connection with any registration of the Company’s securities, that upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, that Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one hundred eighty (180) days following the effective date of registration of such offering.

14.           Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided to the Company by Optionee for his or her employee records.

15.           Agreement Subject to Plan; Applicable Law.  This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  A copy of such Plan is available to Optionee, at no charge, at the principal office of the Company.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  This Agreement has been granted, executed and delivered in the State of California, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I/OMagic Corporation

BY: Tony Shahbaz, President	, Optionee

4

Appendix A

NOTICE OF EXERCISE

I/OMagic Corporation

1300 Wakeham

Santa Ana, California 92705

(date)

Re: Incentive Stock Option

Notice is hereby given pursuant to Section 4 of my Incentive Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price:	$

A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the exercise price.  I agree to report such income in accordance with then applicable law and to cooperate with Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Corporation such additional documents or information as may be required pursuant to the Corporation’s 2001 Incentive and Nonstatutory Stock Option Plan.

(Signature)

(Name of Optionee)

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONTENTS

December 31, 2001

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

I/OMagic Corporation and subsidiary

Santa Ana, California

We have audited the accompanying consolidated balance sheets of I/OMagic Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of I/OMagic Corporation and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 15, 2002

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS

	2001	2000
Current assets
Cash and cash equivalents	$4,423,623	$3,502,546
Accounts receivable, net of allowance for doubtful accounts of $2,679,118 and $2,106,518	27,844,543	18,109,794
Accounts receivable from related parties	—	84,710
Inventory, net of allowance for obsolete inventory of $558,703 and $1,834,427	10,377,287	6,783,715
Inventory in transit	1,634,420	13,011,000
Current portion of deferred income taxes	1,556,000	1,556,000
Income tax receivable	34,311	34,311
Prepaid expenses and other current assets	2,292,424	184,523

Total current assets	48,162,608	43,266,599

Property and equipment, net	1,266,216	1,427,772
Trademark, net of accumulated amortization of $3,375,976 and $1,446,852	6,269,703	8,198,827
Deferred income taxes, net of current portion	165,000	165,000
Other assets	40,240	40,240

Total assets	$55,903,767	$53,098,438

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31,

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2001	2000
Current liabilities
Line of credit	$9,622,241	$6,996,969
Current portion of capital lease obligations	10,978	27,121
Accounts payable and accrued expenses	12,027,498	5,584,951
Accounts payable to related parties	5,521,720	6,586,761
Reserves for customer returns and allowances	2,605,679	2,232,087

Total current liabilities	29,788,116	21,427,889

Capital lease obligations, net of current portion	—	10,978

Total liabilities	29,788,116	21,438,867

Commitments and contingencies

Redeemable convertible preferred stock 10,000,000 shares authorized, $0.001 par value Series A, 1,000,000 shares authorized 875,000 and 875,000 shares issued and outstanding	875	875
Series B, 1,000,000 shares authorized 250,000 and 250,000 shares issued and outstanding	250	250
Additional paid-in capital	8,998,875	8,998,875

Total redeemable convertible preferred stock	9,000,000	9,000,000

Stockholders’ equity
Class A common stock, $0.001 par value 100,000,000 shares authorized 67,930,291 and 67,917,791 shares issued and outstanding	67,931	67,918
Additional paid-in capital	31,493,957	31,493,345
Deferred compensation	—	(3,100)
Accumulated deficit	(14,446,237)	(8,898,592)

Total stockholders’ equity	17,115,651	22,659,571

Total liabilities and stockholders’ equity	$55,903,767	$53,098,438

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2001	2000	1999
Net sales	$67,788,959	$60,805,437	$36,661,092

Cost of sales	62,776,334	53,126,489	31,419,757

Gross profit	5,012,625	7,678,948	5,241,335

Operating expenses
Selling, marketing, and advertising	1,487,828	2,180,685	1,295,189
General and administrative	6,461,112	6,276,761	2,490,272
Depreciation and amortization	2,231,899	1,668,665	51,832

Total operating expenses	10,180,839	10,126,111	3,837,293

Income (loss) from operations	(5,168,214)	(2,447,163)	1,404,042

Other income (expense)
Interest income	31,780	59,600	16,087
Interest expense	(418,381)	(1,272,079)	(13,994)
Forgiveness of amounts due from related party	—	(3,802,917)	—
Income from related party	—	—	24,000
Other income	10,170	52,110	4,163

Total other income (expense)	(376,431)	(4,963,286)	30,256

Income (loss) before provision for (benefit from) income taxes	(5,544,645)	(7,410,449)	1,434,298

Provision for (benefit from) income taxes	3,000	(999,600)	(428,500)

Net income (loss)	$(5,547,645)	$(6,410,849)	$1,862,798

Basic and diluted earnings (loss) per share	$(0.08)	$(0.16)	$0.06

Basic weighted-average shares outstanding	67,925,120	39,448,410	31,757,039

Diluted weighted-average shares outstanding	67,925,120	39,448,410	31,880,921

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31,

			Additional Paid-In Capital
	Class A Common Stock			Deferred Compensation		Accumulated Deficit
	Shares	Amount			Treasury Stock		Total
Balance, December 31, 1998	14,879,546	$14,880	$5,305,681	$(27,900)	$(165,000)	$(4,350,541)	$777,120
Issuance of common stock in connection with the exercise of warrants and stock options	760,826	762	106,383				107,145
Common stock issued for inventory	16,666,667	16,667	4,983,333				5,000,000
Amortization of deferred compensation				12,400			12,400
Tax benefit related to the exercise of non-statutory stock options			116,500				116,500
Net income						1,862,798	1,862,798

Balance, December 31, 1999	32,307,039	32,309	10,511,897	(15,500)	(165,000)	(2,487,743)	7,875,963
Issuance of common stock in connection with the exercise of warrants	82,858	82	52,933				53,015
Common stock issued for inventory	11,362,262	11,362	12,988,638				13,000,000
Common stock issued for cash	632,912	633	1,999,367				2,000,000
Common stock issued for legal services	40,000	40	59,960				60,000
Common stock issued for services rendered	42,720	42	—				42
Treasury stock retired	(550,000)	(550)	(164,450)		165,000		—
Common stock issued in connection with the acquisition of IOM Holdings, Inc.	24,000,000	24,000	5,976,000				6,000,000
Amortization of deferred compensation				12,400			12,400
Tax benefit related to the exercise of non-statutory stock options			69,000				69,000
Net loss						(6,410,849)	(6,410,849)

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Years Ended December 31,

	Class A Common Stock		Additional	Deferred		Accumulated
	Shares	Amount	Paid-In Capital	Compensation	TreasuryStock	Deficit	Total
Balance, December 31, 2000	67,917,791	$67,918	$31,493,345	$(3,100)	$—	$(8,898,592)	$22,659,571
Issuance of common stock in connection with the exercise of warrants	12,500	13	612				625
Amortization of deferred compensation				3,100			3,100
Net loss						(5,547,645)	(5,547,645)

Balance, December 31, 2001	67,930,291	$67,931	$31,493,957	$—	$—	$(14,446,237)	$17,115,651

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2001	2000	1999
Cash flows from operating activities
Net income (loss)	$(5,547,645)	$(6,410,849)	$1,862,798
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	302,775	221,813	51,832
Amortization of trademark	1,929,124	1,446,852	—
Amortization of deferred compensation	3,100	12,400	12,400
Provision for allowance for doubtful accounts	572,600	212,993	24,821
Reserves for customer returns and allowances	373,592	1,086,519	922,189
Provision for obsolete inventory	(1,275,724)	575,722	3,363
Forgiveness of amounts due from related party	—	3,802,917	—
Interest imputed on notes payable	—	477,181	—
Provision for deferred income taxes	—	(1,070,000)	(651,000)
Note payable to related party	—	—	(345,500)
Tax effect of exercised options	—	69,000	116,500
(Increase) decrease in
Accounts receivable	(10,307,349)	(5,219,800)	(6,363,758)
Accounts receivable from related parties	84,710	4,342,607	(6,561,738)
Inventory	9,058,732	3,853,216	2,412,050
Prepaid expenses and other current assets	(2,107,901)	(135,403)	11,588
Due from related party	—	(2,108,220)	—
Other assets	—	(18,752)	(328)
Increase (decrease) in
Accounts payable and accrued expenses	6,442,547	3,774,351	7,526,956
Income taxes payable	—	(140,311)	106,000
Due to related parties	(1,065,041)	(4,898,948)	1,735,377

Net cash provided by (used in) operating activities	(1,536,480)	(126,712)	863,550

Cash flows from investing activities
Purchase of property and equipment	(141,219)	(220,242)	(174,290)

Net cash used in investing activities	(141,219)	(220,242)	(174,290)

Cash flows from financing activities
Net borrowings on line of credit	2,625,272	118,634	—
Payments on capital lease obligations	(27,121)	(17,804)	(5,787)
Payments on notes payable	—	(247,909)	(250,000)
Proceeds from issuance of stock	—	2,000,000	—
Proceeds from exercise of warrants	625	53,057	107,145

Net cash provided by (used in) financing activities	2,598,776	1,905,978	(148,642)

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2001	2000	1999

Net increase in cash and cash equivalents	$921,077	$1,559,024	$540,618

Cash and cash equivalents, beginning of year	3,502,546	1,943,522	1,402,904

Cash and cash equivalents, end of year	$4,423,623	$3,502,546	$1,943,522

Supplemental disclosures of cash flow information

Interest paid	$396,868	$794,898	$13,994

Income taxes paid	$3,000	$27,500	$800

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2000, the Company entered into the following non-cash transactions:

•                  Received $5,000,000 in inventory for 6,250,000 shares of common stock.

•                  Received $8,000,000 in inventory for 5,112,262 shares of common stock.

•                  Received $5,011,000 in inventory and a reduction in accounts payable of $989,000 for 125,000 shares of IOM Holdings, Inc., which were later converted into 4,800,000 shares of I/OMagic Corporation.

•                  Received $1,003,413 in inventory in exchange for a reduction in accounts receivable of the same amount.

•                  Issued 1,125,000 shares of preferred stock in exchange for $9,000,000 of debt.

•                  Received $60,000 in legal services for 40,000 shares of common stock.

•                  Cancelled 550,000 shares of treasury stock outstanding totaling $165,000.

•                  Issued 24,000,000 shares of common stock in exchange for 100% of the issued and outstanding shares of IOM Holdings, Inc.

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

During the year ended December 31, 1999, the Company entered into the following non-cash transactions:

•                  Received $5,000,000 in inventory for 16,666,667 shares of common stock.

•                  Reflected the reduction of a related party note payable as a reduction to cost of sales of $345,500.

The accompanying notes are an integral part of these financial statements.

I/OMAGIC CORPORATION

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001

NOTE 1 - ORGANIZATION AND BUSINESS

I/OMagic Corporation (“I/OMagic”), a Nevada corporation, and its subsidiary (collectively, the “Company”) develop, manufacture through subcontractors, market, and distribute multimedia and communication card devices for portable and desktop computers.  The Company sells its products in the United States to distributors and retail customers.

In March 1996, I/OMagic Corporation, a California corporation (“I/OMagic California”), originally incorporated on September 30, 1993, entered into a Plan of Exchange and Acquisition Agreement (the “Acquisition Agreement”) with Silvercrest International, Inc. (“Silvercrest”), a Nevada corporation.  Silvercrest subsequently changed its name to I/OMagic Corporation, a Nevada corporation.

Acquisitions

Hi-Val, Inc.

On March 29, 2000, IOM Holdings, Inc. (“IOMH”) acquired certain assets of Hi-Val, Inc. (“Hi-Val”) for the benefit of Hi-Val’s creditors pursuant to Section 493.010 of the California Code of Civil Procedures. The purchase price for the assets was $15,878,335; however, total consideration was adjusted to $15,401,154, based on imputed interest.  The purchase price was paid as follows: (i) $6,878,335 through the revolving line of credit, (ii) $7,000,000 notes payable at 0% interest (imputed to $6,522,819 based on 9.5% interest), and (iii) $2,000,000 notes payable at prime (9.5% as of December 31, 2000), plus 0.5% issued to IOMH’s lending institution.  IOMH recorded $9,645,679 in excess of cost over fair value of net assets acquired, identified as a trademark, which is being amortized on a straight-line basis over five years.  The acquisition was accounted for by the purchase method.

For financial statement purposes, the acquisition occurred on April 1, 2000.  The assets acquired were as follows:

Accounts receivable	$2,987,637
Inventory	1,890,818
Due from related party	563,689
Property and equipment	1,173,654
Liabilities assumed	(860,323)
Trademark	9,645,679

Total	$15,401,154

IOM Holdings, Inc.

On December 31, 2000, I/OMagic acquired 100% of the issued and outstanding shares of IOM Holdings, Inc., a Nevada corporation, for 24,000,000 restricted shares of common stock.  The entities were under common control; therefore, the acquisition has been accounted for in a manner similar to a pooling-of-interests.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of I/OMagic Corporation and its subsidiary, IOM Holdings, Inc.  All material intercompany accounts and transactions have been eliminated.

Revenue Recognition

For transactions satisfying the conditions for revenue recognition under Statement of Financial Accounting Standards (“SFAS”) No. 48, “Revenue Recognition when Right of Return Exists,” product revenue is recorded at the time of shipment, net of estimated allowances and returns.  For transactions not satisfying the conditions for revenue recognition under SFAS No. 48, product revenue is deferred until the conditions are met, net of an estimate for cost of sales.  For the years ended December 31, 2001, 2000, and 1999, the Company had reserves for sales returns totaling $861,831, $315,015, and $191,326, respectively.

The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses based on management’s evaluation of historical experience and current industry trends.  Although the Company expects to collect amounts due, actual collections may differ.

Comprehensive Income

The Company utilizes SFAS No. 130, “Reporting Comprehensive Income”.  This statement establishes standards for reporting comprehensive income and its components in a financial statement.  Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources.  Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.  For the years ended December 31, 2001, 2000, and 1999, comprehensive income is not presented in the Company’s financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost, using the weighted-average method, which approximates the first-in, first-out method or market.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization.  Depreciation and amortization are provided using the straight-line method over estimated useful lives as follows:

Computer equipment and software	5 years
Warehouse equipment	7 years
Office furniture and equipment	5 to 7 years
Equipment under capital leases	5 years
Vehicles	5 years
Leasehold improvements	Estimated useful life or lease term whichever is shorter

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Trademark

The trademark is being amortized over a five-year period.  The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated value of the trademark may not be recoverable.  When factors indicate that the value the trademark may be impaired, the Company estimates the remaining value and reduces the trademark to that amount.

Accounting for the Impairment of Long-Lived Assets

The Company adopted SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.”  SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  Management determined that there was not any impairment of long-lived assets during the years ended December 31, 2001, 2000, and 1999.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles.  For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.  The amounts shown for capital lease obligations also approximate fair value because interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation issued to employees. The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.  For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

Advertising Costs

The Company expenses advertising costs as incurred.  For the years ended December 31, 2001, 2000, and 1999, advertising costs were $120,577, $218,956, and $11,345, respectively.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Earnings (Loss) Per Share

The Company calculates earnings (loss) per share in accordance with SFAS No. 128, “Earnings Per Share.”  SFAS No. 128 replaced the presentation of primary and fully diluted earnings (loss) per share with the presentation of basic and diluted earnings (loss) per share.  Basic earnings (loss) per share excludes dilution and is calculated by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted earnings (loss) per share includes the potential dilutive effects that could occur if securities or other contracts to issue common stock were exercised or converted into common stock (“potential common stock”) that would then share in the earnings (loss) of the Company.

As of December 31, 1999, the Company had potential common stock as follows:

Weighted-average common shares outstanding during the period	31,757,039

Incremental shares assumed to be outstanding since the beginning of the period related to stock options and warrants outstanding	123,882

Fully diluted weighted-average common shares and potential common stock	31,880,921

Since the Company had net losses for the years ended December 31, 2001 and 2000, basic and diluted shares are the same.

Reclassifications

Certain amounts included in the 2000 and 1999 financial statements have been reclassified to conform with the current year presentation.  Such reclassification did not have any effect on reported net income (loss).

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations.”  This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations,” and SFAS No. 38, “Accounting for Pre-Acquisition Contingencies of Purchased Enterprises.” All business combinations in the scope of this statement are to be accounted for using one method, the purchase method.  The provisions of this statement apply to all business combinations initiated after June 30, 2001.  Use of the pooling-of-interests method for those business combinations is prohibited.  This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.”  This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets.”  It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition.  This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.  It is effective for fiscal years beginning after December 15, 2001.  Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously.

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees.  This statement is not applicable to the Company.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary.    The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

NOTE 3 - RISKS AND UNCERTAINTIES

Technological Obsolescence

The computer industry is characterized by rapid technological advancement and change. Should demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amounts reflected in the accompanying balance sheets.

Reliance on Independent and Related Party Manufacturers/Subcontractors

The Company does not maintain its own manufacturing or production facilities and does not intend to do so in the foreseeable future.  The Company anticipates that its products will be manufactured, and independent companies, some of which are stockholders of the Company, will supply its raw materials and components.  Many of these independent companies may manufacture and supply products for the Company’s existing and potential competitors.  As is customary in the manufacturing industry, the Company does not have any material ongoing licensing or other supply agreements with its manufacturers and suppliers.  Typically, the purchase order is the Company’s “agreement” with the manufacturer.  Therefore, any of these companies could terminate its relationship with the Company at any time.  In the event the Company was to have difficulties with its present manufacturers and suppliers, the Company could experience delays in supplying products to its customers.

Reliance on Retail Distributors

The Company’s success will depend to a significant extent upon the ability to develop and maintain a multi-channel distribution system with retail distributors to sell the Company’s products in the marketplace.  There can be no assurance that the Company will be successful in obtaining and retaining the retail distributors it requires to continue to grow and expand its marketing and sales efforts.

NOTE 4 - CONCENTRATIONS OF RISK

Cash and Cash Equivalents

The Company maintains its cash and cash equivalent balances in several banks located in Southern California and a financial institution that from time to time exceed amounts insured by the Federal Deposit Insurance Corporation up to $100,000 per bank and by the Securities Investor Protection Corporation up to $3,000,000 per financial institution. As of December 31, 2001 and 2000, balances totaling $4,904,747 and $3,563,908, respectively, were uninsured.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

In connection with the Company’s revolving line of credit, the Company has agreed to a compensating balance of $750,000.

Customers

During the year ended December 31, 2001, the Company had net sales to four major customers that represented 36%, 20%, 15%, and 14% of net sales.  As of December 31, 2001, the Company had four customers that accounted for 25%, 23%, 18%, and 15% of accounts receivable.

During the year ended December 31, 2000, the Company had net sales to four major customers that represented 27%, 19%, 15%, and 14% of net sales.  As of December 31, 2000, the Company had three customers that accounted for 27%, 19%, and 18% of accounts receivable.

During the year ended December 31, 1999, the Company had sales to three major customers that represented 32%, 26%, and 17% of net sales.  During the year ended December 31, 1999, the Company had sales to two related party customers that represented 23% and 16% of net sales.  As of December 31, 1999, the Company had three customers that accounted for 19%, 17%, and 12% of accounts receivable.

Suppliers

During the year ended December 31, 2001, the Company purchased inventory from two related party vendors that represented 26% and 14% of purchases.  As of December 31, 2001, there were two suppliers that represented 51% and 42% of accounts payable.

During the year ended December 31, 2000, the Company purchased inventory from one related party vendor that represented 47% of purchases.  As of December 31, 2000, there was one supplier that represented 32% of accounts payable.

During the year ended December 31, 1999, the Company purchased inventory from two related party vendors that represented 28% and 20% of purchases.  As of December 31, 1999, there were two suppliers that represented 11% and 14% of accounts payable.

NOTE 5 - INVENTORY

Inventory as of December 31 consisted of the following:

	2001	2000
Component parts	$5,243,285	$5,343,713
Finished goods	5,692,705	3,256,203
Work in process	—	18,226
Reserves for inventory	(558,703)	(1,834,427)

Total	$10,377,287	$6,783,715

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31 consisted of the following:

	2001	2000
Computer equipment and software	$957,079	$817,823
Warehouse equipment	78,465	69,673
Office furniture and equipment	161,339	168,168
Equipment under capital lease	94,136	94,136
Vehicles	6,707	6,707
Leasehold improvements	651,187	651,187

	1,948,913	1,807,694
Less accumulated depreciation and amortization	682,697	379,922

Total	$1,266,216	$1,427,772

For the years ended December 31, 2001, 2000, and 1999, depreciation and amortization expense was $302,775, $221,813, and $51,832, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31 consisted of the following:

	2001	2000
Accounts payable	$363,192	$2,514,712
Accrued rebates and marketing	10,365,995	2,086,418
Accrued compensation and related benefits	452,517	546,170
Other	845,794	437,651

Total	$12,027,498	$5,584,951

NOTE 8 - LINE OF CREDIT

The Company maintains a revolving line of credit with a financial institution that allows it to borrow a maximum of $14,000,000 with a sub-limit of $13,000,000.  The line of credit originally expired April 9, 2002; however, subsequent to December 31, 2001, the line of credit was extended to December 31, 2002.  The line is secured by a UCC filing on substantially all of the Company’s assets.

Within the sub-limit, up to $13,000,000 is available with maturities up to 150 days, $10,000,000 is available with maturities of up to 60 days, and $6,000,000 is available for issuance of letters of credit against 50% of eligible inventory with maturities of up to 60 days.  Each advance over a total outstanding line balance of $4,000,000 is subject to the above maturity periods.

Within the line of credit, a sub-line of $1,000,000 is available for uncollected funds availability.

The availability of the line of credit is subject to the borrowing base, which is 65% of eligible receivables.  Advances on the line of credit bear interest at the Wall Street Journal Prime (4.75% as of December 31, 2001), plus 0.25%.  As of December 31, 2001, the outstanding balance under the revolving line of credit was $9,622,241.

The line of credit provides for the maintenance of certain financial covenants and a compensating cash balance of $750,000, of which the Company was in compliance at December 31, 2001.

At December 31, 2000, the Company maintained a credit facility with a financial institution that allowed it to borrow a maximum of $20,000,000.  The line was secured by a UCC filing on substantially all of the Company’s assets.  The line of credit expired April 25, 2001.

NOTE 9 - NOTE PAYABLE TO RELATED PARTY

The Company had a note payable to a related party that represented a convertible promissory note to a stockholder for inventory purchases.  The note bore interest at 8% and matured March 1, 1997.  In March 1999, the statute of limitations for collection on this note expired.

During the year ended December 31, 1999, the Company reflected a reduction to cost of sales of $345,500 of the total debt and related interest.  Management does not believe any litigation will arise and has had no contact with the counter-party.

Pursuant to the terms of the note payable, in the event the Company or its assets were sold or the Company commenced an offering of common stock, as defined, the note holder had the right to convert the outstanding balance, including all accrued interest thereon, into shares of the Company’s common stock.  The conversion factor was defined as either the price per share in the event of sale or the initial public offering price, as defined, divided by 1.5.

NOTE 10 - CREDIT LINES FROM RELATED PARTIES

In connection with a 1997 Strategic Alliance Agreement (the “1997 Strategic Alliance Agreement”), the Company also has available a line of credit through another stockholder and supplier for borrowings up to $2,000,000. Borrowings are non-interest-bearing and are due 75 days from the date of the borrowing. The credit agreement can be mutually terminated at any time.  As of December 31, 2001 and 2000, the line of credit was unused.

In connection with an April 1999 subscription agreement, the Company also has available an additional line of credit through a stockholder and supplier that provides a trade credit facility of up to $5,000,000 carrying net 75 day terms, as defined.  As of December 31, 2001 and 2000, there was $2,993,578 and $6,586,761, respectively, outstanding under this arrangement, which is included in accounts payable to related parties in the accompanying balance sheets.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its facilities from an officer of the Company and certain equipment under non-cancelable, operating lease agreements, which require initial minimum monthly payments of $44,584 and expire through March 2010.  For the years ended December 31, 2001, 2000, and 1999, rent expense was $529,653, $467,572, and $119,257, respectively, and is included in general and administrative expenses in the accompanying statements of operations.

Future aggregate minimum annual lease payments under operating lease arrangements were as follows as of December 31, 2001:

Year Ending December 31,
2002	$434,132
2003	384,738
2004	385,323
2005	382,296
2006	410,970
Thereafter	1,596,084

Total	$3,593,543

Capital lease obligations at December 31 consisted of the following:

	2001	2000
14.4% equipment lease - payable in monthly installments of $1,661 including interest and maturing in January 2002.	$1,661	$19,880

14.4% equipment lease - payable in monthly installments of $911 including interest and maturing in November 2002.	$9,317	$18,219

	10,978	38,099
Less current portion	10,978	27,121

Long-term portion	$—	$10,978

Future minimum payments under the capital lease obligations at December 31, 2001 were as follows:

Year Ending December 31,
2002	$11,682
Less amount representing interest	704

Present value of future minimum lease payments	$10,978

The following is an analysis of the leased equipment under capital leases as of December 31, which is included in property and equipment:

	2001	2000
Equipment	$94,136	$94,136
Less accumulated depreciation	32,948	14,120

Total	$61,188	$80,016

Interest expense was insignificant for the years ended December 31, 2001, 2000, and 1999.

Service Agreements

Periodically, the Company enters into various agreements for services including, but not limited to, public relations, financial consulting, and manufacturing consulting.  The agreements generally are ongoing until such time they are terminated, as defined. Compensation for services is paid either on a fixed monthly rate or based on a percentage, as specified, and may be payable in shares of the Company’s common stock.  During the years ended December 31, 2001, 2000, and 1999, the Company was party to one such agreement. During the years ended December 31, 2001, 2000, and 1999, the Company incurred $383,395, $350,457, and $217,167, respectively, in connection with such arrangements.  Such is included in general and administrative expenses in the accompanying statements of operations.

License and Operating Agreement

In September 2000, the Company entered into a license and operating agreement with a related party.  The terms of the agreement allow the Company to liquidate the inventory currently owned by the related party in exchange for 50% of the profits.  The agreement terminates upon the liquidation of 100% of the inventory, at which time the Company will have the option to purchase the trade name from the related party for $100.

Employment Contract

I/OMagic California has entered into an employment contract with one of its officers, which expires upon written termination.  The agreement calls for a minimum base salary and provides for certain expense allowances.  In addition, the agreement provides for a bonus based on the “net profits” of I/OMagic California, as defined.  The bonus amount ranges from $20,000 to $70,000 for net profits up to $500,000.  For net profits in excess of $500,000, the bonus is 7% of such excess.  For the years ended December 31, 2001, 2000, and 1999, bonuses totaling $0, $165,396, and $0, respectively, were paid under the terms of this agreement.  As of December 31, 2001 and 2000, the accrued bonuses were approximately $98,000 for each year and are included in accounts payable and accrued expenses in the accompanying balance sheets.

Retail Agreements

In connection with certain retail agreements, the Company has agreed to pay for certain marketing development and advertising on an ongoing basis.  Marketing development and advertising costs are generally agreed upon at the time of the event.  The Company also records a liability for co-op marketing based on management’s evaluation of historical experience and current industry and Company trends.

In May 2001, the Company entered into an agreement to provide marketing and promotional funds to a customer up to 10% of the net sales to this customer for a 24-month period, which subsequently has been adjusted to 17%.  During the year ended December 31, 2001, the Company paid $6,068,479, of which $3,874,944 was expensed based on 17% of the net sales related to this agreement.  The remaining payment of $2,193,535 is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet.

For the years ended December 31, 2001, 2000, and 1999, the Company incurred $2,890,502, $1,386,261, and $1,218,423, respectively, related to these agreements. These amounts are netted against revenue in the accompanying statements of operations.

Litigation

The Company and its President have been named as defendants in a lawsuit relating to an Asset Purchase Agreement executed by IOMH and Hi-Val in June 1999 for the purchase and sale of Hi-Val’s assets to IOMH.  The causes of action are for breach of contract, fraud, and negligent misrepresentation.  The allegations are that IOMH and other defendants failed to deliver the consideration due under the Asset Purchase Agreement after taking control of Hi-Val.  The fraud and negligent misrepresentation claims are based on alleged representations made by IOMH and others to induce Hi-Val and its President to enter into the Asset Purchase Agreement.  The damages claimed by the plaintiffs in the causes of action are for $27,000,000.  Punitive damages are claimed on the fraud cause of action.

The Company has vigorously denied the claims and intends to aggressively defend the action.  Based on the assertion of the Company’s legal counsel, the action of the plaintiffs is at an early stage of litigation, and only limited discovery has been conducted. Accordingly, an estimate of the outcome of the action cannot be made at this time.

NOTE 12 - REDEEMABLE CONVERTIBLE PREFERRED STOCK

During December 2000, the Company amended its Articles of Incorporation to authorize 10,000,000 shares of preferred stock, of which 1,000,000 shares are designated as Series A preferred stock.  These stockholders have no voting powers and are entitled to receive dividends on an equal basis with the holders of common stock of the Company. In the event of a liquidation, dissolution, or winding up of the Company, the holders of each share of preferred stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders prior to any distribution to any class of shares at a liquidation preference per share equal to the stated value of the preferred stock, plus accrued dividends.

Each share of preferred stock may be converted by the holder based upon the weighted-average trading price during the 20 trading days prior to the date of the Company receiving notice.  However, the weighted-average trading price will not be less than $2.50 per share nor greater than $7 per share.  The Company has the right to force conversion of the preferred stock on the date on which the Company’s common stock closed at or above a bid price of $3 per share during 15 consecutive trading days.  However, the conversion will not be less than $2.50 per share nor greater than $7 per share.  Finally, if the issued shares of preferred stock have been outstanding for three years, the Company will be obligated to redeem any issued shares at the stated value of $8 per share.

In addition, the Company designated 1,000,000 shares as Series B preferred stock.  The Series B stockholder has the same rights as the Series A holders, except the Company will be obligated to redeem any issued shares which have been outstanding for two years.

On January 22, 2001, the Company issued 875,000 shares of Series A preferred stock to its financial institution for $7,000,000 in exchange for amounts owed under long-term debt.  As of December 31, 2000, the shares were presented as outstanding on the balance sheet, and the related debt was eliminated.

On January 22, 2001, the Company issued 250,000 shares of Series B preferred stock to its financial institution for $2,000,000 in exchange for amounts owed under long-term debt.  As of December 31, 2000, the shares were presented as outstanding on the balance sheet, and the related debt was eliminated.

NOTE 13 - COMMON STOCK

Amendment to Articles of Incorporation

On January 12, 2001, the Company amended its Articles of Incorporation to increase the number of authorized common shares from 50,000,000 to 100,000,000.

Common Stock Issued for Services

During the year ended December 31, 2000, the Company issued 40,000 shares of common stock for $60,000 in legal services, which represented the fair market value of the services rendered.

Common Stock Issued in Connection with the Exercise of Warrants

During the year ended December 31, 2001, the Company issued an aggregate of 12,500 shares of common stock in connection with the exercise of warrants for cash of $625, or at a per share price of $0.05.

During the year ended December 31, 2000, the Company issued an aggregate of 82,858 restricted shares of common stock in connection with the exercise of warrants for cash of $53,015, or at a per share price ranging from $0.05 to $2 per share.

During the year ended December 31, 1999, the Company issued an aggregate of 760,826 restricted shares of common stock in connection with the exercise of warrants for cash totaling $107,145, or at a per share price ranging from $0.01 to $0.70 per share.

Common Stock Issued in Exchange for Inventory

On February 3, 1999, the Company issued 16,666,667 shares of restricted common stock to a stockholder and supplier valued at $0.30 per share for $5,000,000 of inventory, as defined (valued at transferor’s cost basis).  In connection with this transaction, the stockholder and vendor established a $5,000,000 line of credit.  No value was assigned to the establishment of the line of credit as such line was deemed to not carry any market value.

On January 4, 2000, the Company issued 6,250,000 shares of restricted common stock to a stockholder and vendor, valued at $0.80 per share, for $5,000,000 of inventory, as defined (valued at transferor’s cost basis).

On December 10, 2000, the Company issued 5,112,262 shares of restricted common stock to a stockholder and vendor, valued at $1.56 per share, for $8,000,000 of inventory, as defined (valued at transferor’s cost basis).

Common Stock Issued for Cash

On March 7, 2000, the Company issued 632,912 shares of restricted common stock to a stockholder and vendor, valued at $3.16, for $2,000,000 in cash.

Generally, all new issuances of common stock made by the Company carry registration rights.

NOTE 14 - WARRANTS AND STOCK OPTIONS

Warrants

In connection with an October 1995 private placement of notes payable and warrants, the Company issued 805,000 A Warrants to purchase common stock for $0.05 per share exercisable for five years from the date of issuance, and 805,000 B Warrants to purchase common stock for $0.95 per share exercisable for five years from the date of issuance.  For every 30 days the B Warrants were outstanding, commencing six months from the date of issuance, the B Warrant holders were entitled to a $0.04 discount on the exercise price per month to a minimum exercise price of $0.50 per share.  Interest expense ascribed to the warrants was deemed to be insignificant and recording such was not deemed appropriate by management as the value of the Company was nominal prior to the effective date of the Acquisition Agreement, the consummation of which was not assured.  During the years ended December 31, 2001, 2000, and 1999, A Warrants aggregating 12,500, 25,000, and 360,513, respectively, have been exercised. Through December 31, 2001, A Warrants aggregating 803,013 have been exercised.  As of December 31, 2001, the remaining 1,987 outstanding warrants expired.

In connection with an October 1995 private placement for placement agent services, the Company issued 125,125 A Warrants to purchase common stock for $0.10 per share exercisable for five years from the date of issue and 125,125 B Warrants to purchase common stock for $1.10 per share exercisable for five years from the date of issue. During the years ended December 31, 2001, 2000, and 1999, 0, 17,858, and 5,313, respectively, of these A Warrants were exercised.  Through December 31, 2000, 95,715 of these A Warrants were exercised.  As of December 31, 2000, the remaining 29,410 outstanding warrants expired.

In October 1995, the Company issued to an officer 340,000 warrants to purchase restricted shares of common stock for $0.01 per share exercisable for five years from the date of grant.  No compensation expense was charged to operations as the fair value of the shares and services received was nominal. Fair value was determined by management to be the amount that would have been paid had the Company paid cash for such services.  In addition, expense was not deemed appropriate by management as the value of the Company was nominal prior to the effective date of the Acquisition Agreement, the consummation of which was not assured. These warrants carry piggyback registration rights, as defined.  During the years ended December 31, 2001, 2000, and 1999, warrants totaling 0, 0, and 140,000, respectively, were exercised.

Through December 31, 1996, the Company issued an aggregate 100,000 warrants to purchase restricted shares of common stock for $1.65 per share exercisable five years from the date of grant to a consultant for services provided. Compensation expense related to these warrants, as determined by management to be the fair value of services received had the Company paid cash, was insignificant.  For the years ended December 31, 2000 and 1999, none of these warrants have been exercised.  As of December 31, 2000, none of the remaining warrants were exercised, and such warrants expired.

During the year ended December 31, 1997, the Company issued to outside parties 162,465 warrants to purchase restricted shares of common stock at a per share price ranging from $1 to $2.24 exercisable up to five years from the date of grant. These warrants carry registration rights, as defined.  The Company recorded $42,465 of legal and consulting expense to reflect the fair value of the services received. During the years ended December 31, 1999 and 1998, warrants totaling 127,465 and 35,000, respectively, expired.

During the year ended December 31, 1998, the Company issued to outside consultants 30,000 warrants to purchase restricted shares of common stock at a per share price of $0.01 or $1 exercisable up to five years from the date of grant.  These warrants carry registration rights, as defined.  The Company recorded $20,163 of consulting expense to reflect the fair value of the services received, of which $5,163 represents the difference between the fair market value of the underlying common shares and the exercise price of the warrants, and the remaining $15,000 represents the fair value of the services received had the Company paid cash for such services. During the year ended December 31, 1998, warrants to purchase 15,000 shares of common stock at $0.01 were exercised.  During the year ended December 31, 1999, warrants to purchase 5,000 shares of common stock were exercised, and warrants to purchase 5,000 shares of common stock expired.

During the years ended December 31, 2001, 2000, and 1999, the Company issued options to purchase 120,000, 40,000, and 200,000 shares, respectively, of restricted common stock to the Company’s law firm and a consultant, respectively.  The options are exercisable at prices ranging from $0.30 to $2 (fair market value or higher) per share for one year. Management of the Company determined that no additional amounts would have been paid to such law firm for services as invoiced services are paid in cash.  Accordingly, the Company recorded no legal or consulting expense. During the years ended December 31, 2001, 2000, and 1999, 0, 40,000, and 200,000 options, respectively, were exercised.

During the year ended December 31, 2000, the Company issued warrants to purchase 150,000 shares of common stock to a public relations firm.  The warrants are exercisable at prices ranging from $2 to $4 (fair market value or higher).  Warrants for 60,000 of these shares are restricted.  The warrants expire between six and 12 months from the date of grant.  During the years ended December 31, 2001 and 2000, 60,000 and 90,000 warrants, respectively, expired.

Stock Option Plans

The Company has six incentive stock option and non-qualified stock option plans (the “Plans”), as amended for directors, officers, key employees, and consultants.  The Plans are the 1996, 1997, 1998, 1999, 2000, and 2001 Incentive and Non-Statutory Stock Option Plans.  The total number of shares which may be purchased through the exercise of options granted through the Plans will not exceed 750,000, 1,000,000, 1,401,976, 1,500,000, 1,000,000 and 3,500,000, respectively.  The Plans are intended to further the growth and financial success of the Company by providing additional incentives to selected employees of and consultants to the Company.

The Plans provide for the granting of options for common shares at exercise prices equal to or exceeding the fair market value at the date of grant as determined by the Board of Directors.  Options become exercisable over a period of three to five years from the date of grant, and not less than 20% will become exercisable annually as determined by the Board of Directors.  None of the options granted are exercisable prior to one year from the date of grant unless specified by the Board of Directors.  Options are not to be exercisable after 10 years from the date of grant for any reason.

Options granted under the Plans may be either “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, or “non-qualified stock options,” as determined by the Board of Directors at the time of grant.  Incentive stock options may not be granted to any person who owns stock possessing more than 10% of the combined voting power of all classes of the Company’s stock or its parent (“10% Stockholders”) unless the exercise price is at least equal to 110% of fair market value on the date of grant.

The exercise price in the case of incentive stock options granted under the Plans must be at least equal to the fair market value of the common stock as of the date of grant.  Incentive stock options may not be granted to an optionee under the Plans if the aggregate fair market value, as determined on the date of grant, of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the Plans exceeds $100,000.

Under the 1996, 1997, and 1998 Plans, incentive stock options granted to a 10% Stockholder is not exercisable after the expiration of five years.

In April 1996, the Company issued options to purchase restricted shares of common stock at $0.01 per share, which was below market, to two employees, resulting in the Company recording deferred compensation of $124,000, which was being amortized over five years, the vesting period of the options.  During the year ended December 31, 1997, one of the employees left the Company and forfeited his options.  Accordingly, the Company reversed the deferred compensation relating to this employee.  During the years ended December 31, 2001 and 2000, 0 and 50,000, respectively, of these options were exercised.

As of December 31, 2001, 2000, and 1999, the balance of deferred compensation totaled $0, $3,100, and $15,500, respectively.

The following summarizes options and warrants granted and outstanding through December 31, 2001:

	Number of Shares		Total	Weighted- Average Exercise Price
	Employee	Non- Employee
Outstanding, December 31, 1998	700,000	2,744,234	3,444,234	$1.80
Granted	—	200,000	200,000	$0.30
Exercised	(50,000)	(710,826)	(760,826)	$0.11
Expired, cancelled	(50,000)	(1,654,828)	(1,704,828)	$2.10

Outstanding, December 31, 1999	600,000	578,580	1,178,580	$2.30
Granted	1,682,500	532,500	2,215,000	$2.19
Exercised	—	(82,858)	(82,858)	$0.64
Expired, cancelled	—	(625,722)	(625,722)	$3.22

Outstanding, December 31, 2000	2,282,500	402,500	2,685,000	$2.03
Granted	1,753,000	200,000	1,953,000	$1.03
Exercised	—	(12,500)	(12,500)	$0.05
Expired, cancelled	(115,000)	(60,000)	(175,000)	$3.06

Outstanding, December 31, 2001	3,920,500	530,000	4,450,500	$1.55

Exercisable, December 31, 2001	1,447,341	157,976	1,605,317 *	$1.74

*                                         Included in the exercisable options at December 31, 2001 are 271,250 options which have vested, but are not exercisable until the Company has a NASDAQ listing.

The following table is a summary of the stock options and warrants as of December 31, 2001:

Range of Exercise Prices	Stock Options and Warrants Outstanding	Stock Options and Warrants Exercisable	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price of Options and Warrants Outstanding	Weighted- Average Exercise Price of Options and Warrants Exercisable
$1.00 - 1.82	2,553,000	767,250	3.85 years	$1.13	$1.32
$2.00 - 2.25	1,747,500	762,067	3.21 years	$2.03	$2.03
$3.00 - 3.50	150,000	76,000	3.21 years	$3.03	$3.03

	4,450,500	1,605,317

Pro forma information regarding net loss and loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123.  The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2001 and 2000:  risk free interest rates of 4.6% and 6.4%, respectively; dividend yields of 0% and 0%, respectively; expected volatility of 100% and 70%, respectively; and expected lives of four and four years, respectively.  For the years ended December 31, 2001 and 2000, 1,953,000 and 2,215,000 options, respectively, were granted.  For the year ended December 31, 1999, no options were granted.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period.  Adjustments are made for options forfeited prior to vesting.  The effect on compensation expense, net loss, and net loss per common share had compensation costs for the Company’s stock option plans been determined based on a fair value at the date of grant consistent with the provisions of SFAS No. 123 for the years ended December 31, 2001 and 2000 is as follows:

	2001	2000
Net loss
As reported	$(5,547,645)	$(6,410,849)
Pro forma	$(5,880,664)	$(6,790,152)
Basic and diluted loss per common share
As reported	$(0.08)	$(0.16)
Pro forma	$(0.09)	$(0.17)

For the year ended, December 31, 1999, there was not any effect on compensation expense.

NOTE 15 - INCOME TAXES

The components of the income tax provision (benefit) for the years ended December 31 were as follows:

	2001	2000	1999
Current	$3,000	$2,400	$222,500
Deferred	—	(1,002,000)	(651,000)

Total	$3,000	$(999,600)	$(428,500)

Income tax expense (benefit) for the years ended December 31 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

	2001	2000	1999
Computed “expected” tax expense (benefit)	$(1,885,000)	$(2,520,000)	$488,000
Income in income taxes resulting from Expenses not deductible for tax purposes	18,000	12,000	4,000
Change in beginning of the year balance of the valuation allowance for deferred tax assets allocated to income tax expense	2,090,000	1,789,000	(986,000)
State and local income taxes, net of tax benefit	(220,000)	(280,600)	65,500

Total	$3,000	$(999,600)	$(428,500)

Significant components of the Company’s deferred tax assets and liabilities for federal income taxes at December 31 consisted of the following:

	2001	2000
Deferred tax assets
Net operating loss carryforward	$3,833,000	$2,818,000
Allowance for doubtful accounts	367,000	122,000
Allowances for sales returns	369,000	135,000
Allowances for price protection	747,000	732,000
Accrued compensation	91,000	68,000
Amortization of trademark	964,000	413,000
Inventory	423,000	231,000
Other	4,000	3,000
Valuation allowance	(4,709,000)	(2,580,000)

Total deferred tax assets	2,089,000	1,942,000

Deferred tax liabilities
State tax	353,000	221,000
Other	15,000	—

Total deferred tax liabilities	368,000	221,000

	1,721,000	1,721,000
Less current portion	1,556,000	1,556,000

Long-term portion	$165,000	$165,000

As of December 31, 2001 and 2000, the valuation allowance for deferred tax assets, totaled approximately $4,709,000 and $2,580,000, respectively.  For the years ended December 31, 2001, 2000, and 1999, the net change in the valuation allowance was $2,129,000 (increase), $2,270,000 (increase), and $996,000 (decrease), respectively.

As of December 31, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $10,000,000.  The net operating loss carryforwards expire through 2021.  The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE 16 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 1999, the Company had sales totaling $6,943,495 to related parties.

During the years ended December 31, 2001, 2000, and 1999, the Company had purchases from related parties totaling $22,031,190, $31,004,756, and $15,870,093, respectively.

During the year ended December 31, 1999, the Company purchased inventory totaling $2,382,252 on behalf of a related party.  During the year ended December, 31, 1999, such inventory was sold at cost plus handling expenses resulting in other income to the Company of $24,000.

NOTE 17 - SUBSEQUENT EVENT

On February 12, 2002, the Company announced approval by the Board of Directors of the Company to redeem its own stock in open market transactions of up to $500,000.

SUPPLEMENTAL INFORMATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors

I/OMagic Corporation and subsidiary

Santa Ana, California

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole.  The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not a part of the basic consolidated financial statements.  This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

February 15, 2002

I/OMAGIC CORPORATION

AND SUBSIDIARY

VALUATION AND QUALIFYING ACCOUNTS - SCHEDULE II

For the Years Ended December 31,

	Balance, Beginning of Year	Additions (Deductions) Charged to Operations	Additions (Deductions) from Reserve	Balance, End of Year
Allowance for doubtful accounts

December 31, 2001	$2,106,518	$850,937	$(278,337)	$2,679,118

December 31, 2000	$71,193	$2,420,210	$(384,885)	$2,106,518

December 31, 1999	$46,372	$24,821	$—	$71,193

Reserve for inventory

December 31, 2001	$1,834,427	$410,000	$(1,685,724)	$558,703

December 31, 2000	$138,007	$2,716,303	$(1,019,883)	$1,834,427

December 31, 1999	$134,644	$192,363	$(189,000)	$138,007